Exhibit 10.4

ORTHOSUPPLY MANAGEMENT, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

Under the 2005 Equity Incentive Plan

This RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of December 1, 2005, by and between OrthoSupply Management, Inc., a Delaware corporation (the “Company”), and Brian D. Lesperance (the “Purchaser”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Company’s 2005 Equity Incentive Plan (the “Plan”).

WHEREAS, the Purchaser is an employee, director or consultant of the Company or any of its Affiliates; and

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, one million three hundred twenty-two thousand two hundred (1,322,200) shares of Common Stock, all in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1. Relationship to Plan. This Agreement is entered into pursuant to the Plan and is subject to the terms and conditions of the Plan in all respects. The Purchaser hereby acknowledges receipt of a copy of the Plan, and the Purchaser agrees that the Purchaser’s purchase of the Purchased Shares is subject to all of the terms and conditions of the Plan. The Purchaser further agrees that all decisions under and interpretations of the Plan by the Company shall be final, binding and conclusive upon the Purchaser and the Purchaser’s successors, permitted assigns, heirs and Legal Representatives.

2. Definitions. For all purposes of this Agreement, the following definitions shall apply, unless the context otherwise requires:

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Legal Representative” shall mean the executor(s), administrator(s) or other legal representative(s) of the Purchaser or the Purchaser’s estate.

“Released Shares” shall mean, at the relevant time of reference thereto, all of the Shares other than the then Unreleased Shares.

“Repurchase Option” shall mean the repurchase option granted to the Company and its assignees under Section 7 hereof.

“Shares” shall mean, collectively, (i) all of the Purchased Shares and (ii) any and all other stock or securities that become subject to the Repurchase Option pursuant to Section 7(c) hereof.

“Unreleased Shares” shall mean, at the relevant time of reference thereto, that number of the Purchased Shares (subject to adjustment as provided in Section 7(c) hereof) as shall not have been released from the Repurchase Option on or prior to such time.

3. Purchase and Sale of Stock. The Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, an aggregate of one million three hundred twenty-two thousand two hundred (1,322,200) shares of Common Stock (the “Purchased Shares”), at the price of $0.01 per share, for an aggregate purchase price of $13,222.00 (the “Total Price”).

4. Payment of Purchase Price. The aggregate purchase price for the Purchased Shares shall be paid to the Company at the time of execution of this Agreement by delivery to the Company of a check made payable to the Company in the amount of the Total Price.

5. Issuance of Certificate for the Purchased Shares. Upon receipt by the Company of the Total Price, the Company shall issue in the name of the Purchaser a duly executed certificate evidencing the Purchased Shares, which certificate shall be endorsed with the legends set forth in Sections 10(b) and 12(c) hereof. The Secretary of the Company shall hold such certificate until such time as the Purchased Shares represented thereby become Released Shares.

6. Restriction on Transfer. Except for any transfer of Unreleased Shares to the Company or its assignees as contemplated by this Agreement, none of the Unreleased Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way (including, without limitation, by operation of law) at any time. None of the Released Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way (including, without limitation, by operation of law), except in accordance with and upon compliance with Section 10 hereof and, if applicable, the relevant provisions of any stockholders or similar agreement in effect at such time to which the Purchaser is a party. Any sale, transfer, assignment, pledge, encumbrance or other disposition of the Shares shall be void unless the provisions of this Agreement and, if applicable, such stockholders or similar agreement are met.

7. Repurchase Option.

(a) In the event of the voluntary or involuntary termination of the Purchaser’s employment or other association with the Company or any of its Affiliates, for any or no reason (including death or disability), before all of the Purchased Shares have become Released Shares, the Company shall, upon and from the date of such termination, as reasonably fixed and determined by the Company (the “Termination Date”), have an irrevocable and exclusive right, but not the obligation, to repurchase all or any number of the Unreleased Shares at the original purchase price per share of $0.01 (subject to adjustment as provided in Section 7(c) hereof). The Company may exercise its right to repurchase at any time within ninety (90) days after the Termination Date by delivering a written notice of exercise (the “Repurchase Notice”) to the Purchaser or a Legal Representative and by delivering to the Purchaser or a Legal Representative, together with such Repurchase Notice, a check in the amount of the aggregate purchase price for the Unreleased Shares being repurchased. Any Unreleased Shares not so repurchased during such ninety (90) day period shall no longer be subject to the provisions of this Section 7. Upon delivery of the Repurchase Notice and payment of such aggregate repurchase price, the Company shall become the legal and beneficial owner of the Unreleased Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company. For avoidance of doubt, the Repurchase Option shall apply to any and all Unreleased Shares that are outstanding on the Termination Date despite the fact that from and after the Termination Date any or all of such Unreleased Shares are, or are scheduled to be, released from the Repurchase Option by operation of the provisions of Section 8 hereof.

(b) Whenever the Company shall have the right to repurchase Unreleased Shares under this Agreement, the Company may designate and assign one or more employees, officers, or directors of the Company or any of its Affiliates or other persons or organizations to exercise all or any part of the Company’s rights under this Agreement to repurchase all or any number of such Unreleased Shares at the repurchase price set forth herein.

(c) In the event that the shares of Common Stock shall be subdivided (whether by stock split, stock dividend or otherwise) or combined into a greater or smaller number of shares or if, upon a merger, consolidation, sale of all or substantially all of its assets, reorganization, split-up, combination, reclassification, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, person or entity, then such number of shares of Common Stock or such amount of other securities of the Company or such other corporation, person or entity as were issued in respect of or in exchange for the Unreleased Shares shall be, thereafter, included as part of the Unreleased Shares, and the term “Unreleased Shares” shall, thereafter, include, for all purposes of this Agreement, such number of shares of Common Stock and/or such amount of other securities of the Company or such other corporation, person or entity. Immediately upon the occurrence of any of the events referred to above in this Section 7(c) an appropriate and equitable adjustment shall be made to the price payable by the Company, its successors or its assignees in connection with the repurchase of any Unreleased Shares pursuant to this Section 7.

(d) Contemporaneously with the execution and delivery of this Agreement, the Purchaser agrees to execute and deliver to the Company a stock power relating to the Purchased Shares and any shares that may become subject to the Repurchase Option, provided that such stock power may not be used with respect to Released Shares.

8. Release of Purchased Shares From Repurchase Option. At each date set forth in the table below, the number of the Purchased Shares equal to the product of (i) the percentage set forth next to such date and (ii) the total number of the Purchased Shares (subject to appropriate adjustment upon the occurrence of any of the events referred to in Section 7(c) hereof) shall be released from the Repurchase Option, provided that, in each case, the Purchaser continues to be associated with the Company or any of its Affiliates as an employee, director or consultant on each applicable date.

Date	Cumulative Percentage
December 12, 2005	12.498%
January 12, 2006 and each monthly anniversary thereafter for the 19 subsequent months ending on July 12, 2007	4.166%
August 12, 2007	4.182%

9. Representations and Warranties of the Purchaser.

(a) The Purchaser hereby represents and warrants to the Company, its officers, directors, agents, and employees that:

(i) The Purchaser has had an opportunity to ask questions of and receive answers from the authorized representatives of the Company, and to review any relevant documents and records concerning the business of the Company and the terms and conditions of this investment, and that any such questions have been answered to the Purchaser’s full satisfaction.

(ii) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company.

(iii) The Purchased Shares are being acquired for the Purchaser’s own account for investment and not with a view toward subdivision, resale, or redistribution thereof in a manner prohibited under the Securities Act of 1933, as amended (the “Act”), and the Purchaser does not presently have any reason to anticipate any change in the Purchaser’s circumstances or other particular occasion or event which would cause the Purchaser to sell the Purchased Shares.

(b) The Purchaser acknowledges that the Company and its officers, directors, employees, and agents are relying on the truth and accuracy of the representations and warranties set forth in Section 9(a) hereof in connection with the offering of the Purchased Shares for sale to the Purchaser without having first registered the Purchased Shares under the Act. All representations, warranties, and covenants contained in this Agreement shall survive the acceptance of this Agreement and the sale of the Purchased Shares. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, or agreement made herein by the Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to the Purchaser under federal or state securities laws.

10. Investment Intent.

(a) The parties agree that none of the Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way (including, without limitation, by operation of law) unless and until (i) such Shares or such beneficial interest, as the case may be, proposed to be sold, transferred, assigned, pledged, encumbered or otherwise disposed of are registered pursuant to an effective registration filed with the Securities and Exchange Commission pursuant to the Act or (ii) if required by the Company, the Company shall have received an opinion, in form and substance satisfactory to the Company, from the Company’s legal counsel to the effect that the sale, transfer, assignment, pledge, encumbrance or other disposition of such Shares or such beneficial interest, as the case may be, does not require registration under the Act or any applicable state securities laws.

(b) In addition to the legend set forth in Section 12(c) hereof, the certificate representing the Shares shall be endorsed with a legend substantially as follows:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) The Purchaser understands and agrees that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of the Act or any other any federal or state law with respect to the offering, issuance or sale of securities.

11. Tax Consequences.

(a) It is understood by the parties hereto that the issuance and sale of the Purchased Shares hereunder may be deemed compensatory in purpose and in effect and that, as a result, the Company may be obligated to pay withholding taxes in respect thereof at the time the Purchaser becomes subject to federal income taxation with respect to the receipt of the Purchased Shares hereunder. In the event that at the time the above-said withholding tax obligations arise (i) the Purchaser is no longer associated with the Company or any of its Affiliates as an employee, director or consultant or (ii) the Purchaser’s other cash compensation from the Company or any of its Affiliates, as the case may be, is not sufficient to meet the aforesaid withholding tax obligation, the Purchaser hereby agrees to reimburse the Company for all withholding taxes required to be paid in respect of the issuance and sale of the Purchased Shares within thirty (30) days after written request therefor is made to the Purchaser. Such request shall be made at or about the time the Company is required to pay such withholding taxes. In the event the Company determines that it is not obligated to withhold taxes payable by the Purchaser with respect to the issuance and sale of the Purchased Shares but that it is later held liable due to any non-payment of taxes on the part of the Purchaser, the Purchaser agrees on the Purchaser’s behalf, and on behalf of such Purchaser’s heirs, executors, administrators, legal representatives and assigns, to indemnify the Company in the amount of any payment made by the Company in respect of such liability.

(b) The Purchaser hereby agrees to deliver to the Company a signed copy of any instrument, letter or other document that the Purchaser may execute and file with the Internal Revenue Service evidencing the Purchaser’s election under Section 83(b)(2) of the Code to treat the Purchaser’s receipt of the Purchased Shares hereunder as included in the Purchaser’s gross income in the year of receipt. The Purchaser shall deliver a copy of any such instrument of election to the Company within five (5) days after the date on which any such election is required to be made in accordance with the appropriate provisions of the Code or applicable regulations thereunder. The Purchaser acknowledges that the Company has advised the Purchaser to seek the advice of the Purchaser’s tax adviser with respect to the transactions contemplated by this Agreement.

12. General Provisions.

(a) This Agreement shall be governed by the internal substantive laws of the State of Delaware and shall be binding upon the heirs, personal representatives, executors, administrators, successors and permitted assigns of the parties.

(b) Except as set forth in that certain Employment Agreement, dated as of September 12, 2005, by and between the Company and the Purchaser, this agreement supersedes all prior written and oral agreements and understandings between the parties and (together with any stockholders or similar agreement) represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended in writing signed by both parties. Notwithstanding anything contained in this Agreement to the contrary, to the extent that any of the provisions of this Agreement conflict with any provisions of any stockholders or similar agreement (whether or not such any stockholders or similar agreement is in effect on the date hereof or becomes effective after the date hereof), the provisions of such any stockholders or similar agreement shall govern.

(c) The certificate representing the Shares shall be endorsed with the following legend:

“THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF ORTHOSUPPLY MANAGEMENT, INC. 2005 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK PURCHASE AGREEMENT, DATED AS OF DECEMBER 1, 2005, AND TO THE RESTRICTIONS UPON TRANSFER CONTAINED THEREIN. A COPY OF SUCH 2005 EQUITY INCENTIVE PLAN AND RESTRICTED STOCK PURCHASE AGREEMENT WILL BE FURNISHED FREE OF CHARGE TO ANY INTERESTED PARTY UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

At the request of the Purchaser and upon surrender to the Company of one or more legended stock certificates issued by the Company to the Purchaser, the Company agrees, upon cancellation of and in exchange for such surrendered certificate(s), to cause its transfer agent to issue to the Purchaser one or more stock certificates representing in the aggregate such number of Shares as are represented by the surrendered stock certificate(s), which newly issued stock certificates shall be issued with only such legends as the Company or its counsel deems necessary or appropriate under the relevant facts and circumstances.

(d) The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party’s heirs, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Purchaser. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(e) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(f) The Purchaser hereby consents to the utilization by the Company, as necessary in connection with dealings with any governmental and regulatory authorities, of any information supplied to the Company by the Purchaser or by the Purchaser’s representatives in connection with the offer and sale of the Purchased Shares, and agrees to supply any additional information reasonably requested by any such authority.

(g) If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

(h) Headings are for convenience only and are not deemed to be part of this Agreement.

(i) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(j) This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one Agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

(k) The Company is not by reason of this Agreement or the issuance of any Shares obligated to continue the Purchaser’s relationship with the Company or any of its Affiliates as an employee, director or consultant.

(l) EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the day and year first set forth above.

ORTHOSUPPLY MANAGEMENT, INC.

By:	/s/ John Hallal
Name: John Hallal
Title: Shareholder

/s/ Brian Lesperance
Brian D. Lesperance